ATI Physical Therapy Reports Third Quarter 2024 Results
BOLINGBROOK, IL – November 4, 2024 – ATI Physical Therapy, Inc. (NYSE: ATIP) (“ATI” or the “Company”), a nationally recognized outpatient physical therapy provider in the United States, today reported financial results for the third quarter ended September 30, 2024.
“Our consistent efforts to provide access to quality treatment for our patients underscores our strong operational performance in the third quarter,” said Sharon Vitti, Chief Executive Officer of ATI. “We continue to see year-over-year growth in several key areas.”
Ms. Vitti continued, “A key enabler to our operational success in the quarter was our continued focus on retaining and attracting top-tier talent. Our clinician retention rate remains steady at pre-pandemic levels and is validated by the results of our recent engagement survey, which showed that our clinicians feel valued and supported. We are committed to investing in our team, knowing that an engaged workforce is critical to maintaining excellence in patient care and operational growth. In addition, we grew our clinician headcount, adding 3% to our base year-over-year. This helps us meet rising patient demand and supports our ongoing efforts to improve access to care in the communities we serve.”
Joe Jordan, Chief Financial Officer of ATI, stated, “Our operational advancements stem from our deliberate focus on both our people and operational excellence. We were pleased to report improved revenue and Adjusted EBITDA1 compared to Q3 of last year and results that were near the top end of our guidance. For the fourth quarter, we are projecting revenue to be in the range of $182 million and $192 million, with Adjusted EBITDA2 expected to land between $9 million and $14 million. Notwithstanding our operational performance, our liquidity position requires us to pursue additional capital or financing in order to fund our operations and meet our liquidity needs in the near term.”
Third Quarter 2024 Results
Supplemental tables of key performance metrics for the first quarter of 2022 through the third quarter of 2024 are presented after the financial statements at the end of this press release. Commentary on performance results in the third quarter of 2024 is as follows:
•Net revenue was $190.0 million compared to $177.5 million in the third quarter of 2023, an increase of 7.1%.
▪Net patient revenue was $174.7 million compared to $162.3 million in the third quarter of 2023, an increase of 7.7%, due in part to one more business day in the current period. See below for discussion of drivers to net patient revenue (i.e., patient visits and Rate per Visit).
▪Other revenue was $15.3 million compared to $15.2 million in the third quarter of 2023, an increase of 0.4%
1 Refer to "Non-GAAP Financial Measures" below.
2 Ibid.

•Visits per Day (“VPD”) were 24,860 compared to 23,435 in the third quarter of 2023, an increase of 6.1%, driven by the Company’s increased capacity to see patients through a higher number of clinical FTE and higher productivity per clinical FTE.
▪VPD per Clinic was 28.3 compared to 25.9 in the third quarter of 2023, an increase of 2.4 visits, primarily driven by the Company’s continued focus on clinic operational excellence and footprint optimization.
•Rate per Visit (“RPV”) was $109.83 compared to $109.90 in the third quarter of 2023, essentially flat year-over-year.
•Salaries and related costs were $105.6 million compared to $97.1 million in the third quarter of 2023, an increase of 8.7%, primarily due to added clinicians and support staff, wage inflation, and one more paid day in the current period.
▪PT salaries and related costs per visit were $58.29 compared to $57.47 in the third quarter of 2023, an increase of 1.4%, mainly due to higher compensation per FTE, partially offset by a higher labor productivity of 9.4 VPD per clinical FTE compared to 9.3 in the third quarter of 2023.
•Rent, clinic supplies, contract labor and other was $54.5 million compared to $52.7 million in the third quarter of 2023, an increase of 3.4%, primarily driven by higher spending on contract labor and third-party services, partially offset by a lower number of clinics.
▪PT rent and other per clinic was $60,818 compared to $57,012 in the third quarter of 2023, an increase of 6.7%, primarily due to higher contract labor usage and higher spend on third-party services.
•Provision for doubtful accounts was $4.9 million compared to $3.3 million in the third quarter of 2023. PT provision as a percentage of net patient revenue was 2.8% in the third quarter of 2024 compared to 2.1% in the third quarter of 2023.
•Selling, general and administrative expenses were $23.8 million compared to $25.1 million in the third quarter of 2023, a decrease of 5.2%, primarily driven by lower corporate insurance and other third-party services costs.
•Non-cash long-lived asset impairment charges totaled $0.1 million compared to no impairment charges in the third quarter of 2023.
•Fair value remeasurement losses related to the 2L notes, warrant liability, and contingent common shares liability totaled $19.0 million compared to a gain of $1.9 million in the third quarter of 2023. The fair value remeasurement losses in the third quarter of 2024 were primarily driven by increases in the Company’s share price and decreases in interest rates during the period.
•Interest expense during the quarter was $14.7 million compared to $15.5 million in the third quarter of 2023, a decrease of 4.7%, primarily due to lower interest rates partially offset by higher principal balances outstanding.
•Income tax (benefit) expense was $(0.1) million, compared to $0.1 million in the third quarter of 2023.
•Net loss was $32.9 million compared to $14.6 million in the third quarter of 2023.

•Net loss available to common stockholders was $40.8 million compared to $18.3 million in the third quarter of 2023 primarily due to higher net loss and a higher increase in Series A Senior Preferred Stock redemption value.
▪Fully diluted Class A common stock loss per share was $9.38 compared to $4.42 in the third quarter of 2023.
•Adjusted EBITDA3 was $12.1 million compared to $9.4 million in the third quarter of 2023, an increase of 28.8%, primarily due to higher revenue net cost of services.
Adjusted EBITDA4 margin was 6.4% compared to 5.3% in the third quarter of 2023.
Financial Position and Liquidity
•Net cash used was $13.3 million year-to-date compared to $63.4 million in the first nine months of 2023.
Operating cash used was $31.4 million year-to-date compared to $17.8 million in the first nine months of 2023, with the increase driven primarily by changes in current assets and current liabilities related to timing of collections and payments, as well as by higher incentive compensation paid to employees, partially offset by lower net loss.
Investing cash used was $8.7 million year-to-date compared to $14.6 million in the first nine months of 2023, with the decrease primarily due to fewer new clinic openings. Five clinics were opened year-to-date compared to thirteen clinics in the first nine months of 2023.
Financing cash generated was $26.8 million year-to-date, which included a $25.0 million 2L note draw and revolver net proceeds of $5.8 million. Financing cash used was $31.0 million in the first nine months of 2023, which included revolver net repayments of $24.8 million and financing transaction costs of $6.3 million.
•As of September 30, 2024, total liquidity was $23.5 million comprised of cash and cash equivalents. The Company has continued to fund cash used in operations primarily from financing activities and will need additional liquidity by early 2025 to continue funding working capital requirements, necessary capital expenditures as well as to be available for general corporate purposes, including interest repayments.
Additionally, ATI opened 5 clinics, closed 8 clinics, and divested 1 clinic during the quarter in connection with the Company’s ongoing footprint optimization initiative, resulting in 874 clinics at the end of the quarter.
Q4-2024 Guidance
For the fourth quarter of 2024, ATI expects net revenue to be in the range of $182 million to $192 million. The Company anticipates it will continue growing patient visits through 2024 as it executes on its commercial, people, and operations strategies. ATI expects Adjusted EBITDA5 in the fourth quarter of 2024 to be in the range of $9 million to $14 million.
3 Ibid.
4 Ibid.
5 Ibid.

Third Quarter 2024 Earnings Conference Call
Management will host a conference call at 5 p.m. Eastern Time on November 4, 2024, to review third quarter 2024 financial results. The conference call can be accessed via a live audio webcast. To join, please access the following web link, ATI Physical Therapy, Inc. Q3 2024 Earnings Conference Call, on the Company’s Investor Relations website at https://investors.atipt.com at least 15 minutes early to register, and download and install any necessary audio software. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.
About ATI Physical Therapy
At ATI Physical Therapy, we are committed to making every life an active life. We provide convenient access to high-quality care to prevent and treat musculoskeletal (MSK) pain. Our 850+ locations in 24 states and virtual practice operate under one of the largest single-branded platforms built to support standardized clinical guidelines and operating processes. With outcomes from more than 3 million unique patient cases, ATI strives to utilize quality standards designed to deliver proven, predictable, and impactful patient outcomes. From preventative services in the workplace and athletic training support to outpatient clinical services and online physical therapy via our online platform, CONNECT™, a complete list of our service offerings can be found at ATIpt.com. ATI is based in Bolingbrook, Illinois.
Forward-Looking Statements
All statements other than statements of historical facts contained in this communication are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the impact of physical therapist attrition and ability to achieve and maintain clinical staffing levels and clinician productivity, anticipated visit and referral volumes and other factors on the Company's overall profitability, and estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.
These forward-looking statements are subject to a number of risks and uncertainties, including:
•our liquidity position raises substantial doubt about our ability to continue as a going concern;
•risks associated with liquidity and capital markets, including the Company's ability to generate sufficient cash flows, together with cash on hand, to run its business, cover liquidity and capital requirements and resolve substantial doubt about the Company's ability to continue as a going concern;
•our ability to meet financial covenants as required by our 2022 Credit Agreement, as amended;

•risks related to outstanding indebtedness and preferred stock, rising interest rates and potential increases in borrowing costs, compliance with associated covenants and provisions and the potential need to seek additional or alternative debt or capital financing in the future;
•risks related to the Company's ability to access additional financing or alternative options when needed;
•our dependence upon governmental and third-party private payors for reimbursement and that decreases in reimbursement rates, renegotiation or termination of payor contracts, billing disputes with third-party payors or unfavorable changes in payor, state and service mix may adversely affect our financial results;
•federal and state governments’ continued efforts to contain growth in Medicaid expenditures, which could adversely affect the Company’s revenue and profitability;
•payments that we receive from Medicare and Medicaid being subject to potential retroactive reduction;
•changes in Medicare rules and guidelines and reimbursement or failure of our clinics to maintain their Medicare certification and/or enrollment status;
•compliance with federal and state laws and regulations relating to the privacy of individually identifiable patient information, and associated fines and penalties for failure to comply;
•risks associated with public health crises, epidemics and pandemics, as was the case with the novel strain of COVID-19, and their direct and indirect impacts or lingering effects on the business, which could lead to a decline in visit volumes and referrals;
•our inability to compete effectively in a competitive industry, subject to rapid technological change and cost inflation, including competition that could impact the effectiveness of our strategies to improve patient referrals and our ability to identify, recruit, hire and retain skilled physical therapists;
•our inability to maintain high levels of service and patient satisfaction;
•risks associated with the locations of our clinics, including the economies in which we operate and the potential need to close clinics and incur closure costs;
•our dependence upon the cultivation and maintenance of relationships with customers, suppliers, physicians and other referral sources;
•the severity of climate change or the weather and natural disasters that can occur in the regions of the U.S. in which we operate, which could cause disruption to our business;
•risks associated with future acquisitions, divestitures and other business initiatives, which may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities;
•risks associated with our ability to secure renewals of current suppliers and other material agreements that the Company currently depends upon for business operations;
•failure of third-party vendors, including customer service, technical and information technology (“IT”) support providers and other outsourced professional service providers to adequately address customers’ requests and meet Company requirements;

•risks associated with our reliance on IT infrastructure in critical areas of our operations including, but not limited to, cyber and other security threats;
•a security breach of our IT systems or our third-party vendors’ IT systems may subject us to potential legal action and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act;
•maintaining clients for which we perform management and other services, as a breach or termination of those contractual arrangements by such clients could cause operating results to be less than expected;
•our failure to maintain financial controls and processes over billing and collections or disputes with third-party private payors could have a significant negative impact on our financial condition and results of operations;
•our operations are subject to extensive regulation and macroeconomic uncertainty;
•our ability to meet revenue and earnings expectations;
•risks associated with applicable state laws regarding fee-splitting and professional corporation laws;
•inspections, reviews, audits and investigations under federal and state government programs and third-party private payor contracts that could have adverse findings that may negatively affect our business, including our results of operations, liquidity, financial condition and reputation;
•changes in or our failure to comply with existing federal and state laws or regulations or the inability to comply with new government regulations on a timely basis;
•our ability to maintain necessary insurance coverage at competitive rates;
•the outcome of any legal and regulatory matters, proceedings or investigations instituted against us or any of our directors or officers, and whether insurance coverage will be available and/or adequate to cover such matters or proceedings;
•general economic conditions, including but not limited to inflationary and recessionary periods;
•our facilities face competition for experienced physical therapists and other clinical providers that may increase labor costs, result in elevated levels of contract labor and reduce profitability;
•risks associated with our ability to attract and retain talented executives and employees amidst the impact of unfavorable labor market dynamics, wage inflation and recent reduction in value of our share-based compensation incentives, including potential failure of steps being taken to reduce attrition of physical therapists and increase hiring of physical therapists;
•risks resulting from the 2L Notes, IPO Warrants, Earnout Shares and Vesting Shares being accounted for as liabilities at fair value and the changes in fair value affecting our financial results;
•further impairments of goodwill and other intangible assets, which represent a significant portion of our total assets, especially in view of the Company’s recent market valuation;

•our inability to maintain effective internal control over financial reporting;
•risks related to dilution of Common Stock ownership interests and voting interests as a result of the issuance of 2L Notes and Series B Preferred Stock;
•costs related to operating as a public company; and
•risks associated with our efforts and ability to regain and sustain compliance with the listing requirements of our securities on the New York Stock Exchange (“NYSE”).
If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.
Investors should also review those factors discussed in the Company’ Form 10-K and Form 10-Q for the fiscal year ended December 31, 2023, and quarter ended September 30, 2024, respectively, under the heading "Risk Factors," and other documents filed, or to be filed, by ATI with the SEC. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the business of the Company or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligations to publicly update or revise any forward-looking statements after the date they are made or to reflect the occurrence of unanticipated events, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company, as applicable, as of the date of this communication, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
Non-GAAP Financial Measures
To supplement the Company’s financial information presented in accordance with GAAP and aid understanding of the Company’s business performance, the Company uses certain non-GAAP financial measures, namely “Adjusted EBITDA” and “Adjusted EBITDA margin.” ATI believes Adjusted EBITDA and Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by Net Revenue) assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of ATI’s core operating performance.
Management believes these non-GAAP financial measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which ATI operates and capital investments. Management uses these non-GAAP financial measures to supplement GAAP measures of performance in the evaluation of the effectiveness of the Company’s business strategies, to make budgeting decisions, to establish discretionary annual incentive compensation and to compare ATI’s performance against that of other peer companies using similar measures. Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone.

Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as an alternative to net income (loss) or the ratio of net income (loss) to net revenue as a measure of financial performance, cash flows provided by operating activities as a measure of liquidity, or any other performance measure derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of cash available for management’s discretionary use as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements. The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below for reconciliations of non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures. We are unable to provide a reconciliation between forward-looking Adjusted EBITDA to its comparable GAAP financial measure without unreasonable effort, due to the high difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy by the date of this release.
Contacts:
Investor Relations
Scott Rundell
VP, Finance and Head of Investor Relations
ATI Physical Therapy
investors@atipt.com

Media Inquiries
Genesa Garbarino
Garbo Communications
genesa@garbo.agency
424-499-7025

ATI Physical Therapy
Condensed Consolidated Statements of Operations
($ in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net patient revenue	$174,733	$162,258	$512,895	$469,950
Other revenue	15,254	15,197	46,676	46,774
Net revenue	189,987	177,455	559,571	516,724

Cost of services:
Salaries and related costs	105,571	97,089	307,440	283,119
Rent, clinic supplies, contract labor and other	54,488	52,699	162,917	156,014
Provision for doubtful accounts	4,913	3,346	12,329	9,831
Total cost of services	164,972	153,134	482,686	448,964
Selling, general and administrative expenses	23,772	25,085	73,056	92,253
Long-lived asset impairment charges	114	—	852	—
Operating income (loss)	1,129	(764)	2,977	(24,493)
Change in fair value of 2L Notes	18,765	(1,485)	7,740	(8,495)
Change in fair value of warrant liability and contingent common shares liability	235	(394)	(16)	(1,895)
Interest expense, net	14,746	15,478	44,125	46,096
Other expense, net	380	117	347	1,089
Loss before taxes	(32,997)	(14,480)	(49,219)	(61,288)
Income tax (benefit) expense	(128)	131	(275)	282
Net loss	(32,869)	(14,611)	(48,944)	(61,570)
Net income attributable to non-controlling interests	945	586	3,256	2,602
Net loss attributable to ATI Physical Therapy, Inc.	(33,814)	(15,197)	(52,200)	(64,172)
Less: Series A Senior Preferred Stock redemption value adjustments	398	(2,927)	(777)	41,769
Less: Series A Senior Preferred Stock cumulative dividend	6,634	6,075	19,256	17,087
Net loss available to common stockholders	$(40,846)	$(18,345)	$(70,679)	$(123,028)

Loss per share of Class A common stock:
Basic	$(9.38)	$(4.42)	$(16.46)	$(29.83)
Diluted	$(9.38)	$(4.42)	$(16.46)	$(29.83)
Weighted average shares outstanding:
Basic and diluted	4,355	4,154	4,294	4,125

ATI Physical Therapy
Condensed Consolidated Balance Sheets
($ in thousands)
(unaudited)

	September 30, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$23,460	$36,802
Accounts receivable (net of allowance for doubtful accounts of $42,300 and $48,055 at September 30, 2024 and December 31, 2023, respectively)	99,970	88,512
Prepaid expenses	11,231	12,920
Insurance recovery receivable	24,117	23,981
Other current assets	1,543	4,367
Assets held for sale	—	2,056
Total current assets	160,321	168,638

Property and equipment, net	83,337	100,422
Operating lease right-of-use assets	183,233	194,423
Goodwill, net	289,650	289,650
Trade name and other intangible assets, net	245,546	245,858
Other non-current assets	5,194	4,290
Total assets	$967,281	$1,003,281

Liabilities, Mezzanine Equity and Stockholders' Equity:
Current liabilities:
Accounts payable	$16,731	$14,704
Accrued expenses and other liabilities	76,479	88,435
Current portion of operating lease liabilities	50,452	51,530
Liabilities held for sale	—	1,778
Total current liabilities	143,662	156,447

Long-term debt, net (1)	441,511	433,578
2L Notes due to related parties, at fair value	108,762	79,472
Deferred income tax liabilities	21,092	21,367
Operating lease liabilities	172,109	185,602
Other non-current liabilities	2,417	2,277
Total liabilities	889,553	878,743
Commitments and contingencies
Mezzanine equity:
Series A Senior Preferred Stock, $0.0001 par value; 1.0 million shares authorized; 0.2 million shares issued and outstanding; $1,365.76 stated value per share at September 30, 2024; $1,249.06 stated value per share at December 31, 2023	238,872	220,393
(1) Includes $17.0 million of principal amount of debt due to related parties as of September 30, 2024 and December 31, 2023, respectively.

Stockholders' equity:
Class A common stock, $0.0001 par value; 470.0 million shares authorized; 4.5 million shares issued, 4.2 million shares outstanding at September 30, 2024; 4.2 million shares issued, 4.0 million shares outstanding at December 31, 2023	—	—
Treasury stock, at cost, 0.090 million shares and 0.007 million shares at September 30, 2024 and December 31, 2023, respectively	(723)	(219)
Additional paid-in capital	1,296,155	1,308,119
Accumulated other comprehensive income	63	406
Accumulated deficit	(1,461,506)	(1,409,306)
Total ATI Physical Therapy, Inc. equity	(166,011)	(101,000)
Non-controlling interests	4,867	5,145
Total stockholders' equity	(161,144)	(95,855)
Total liabilities, mezzanine equity and stockholders' equity	$967,281	$1,003,281

ATI Physical Therapy
Condensed Consolidated Statements of Cash Flows
($ in thousands)
(unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Operating activities:
Net loss	$(48,944)	$(61,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Long-lived asset impairment charges	852	—
Depreciation and amortization	25,991	28,341
Provision for doubtful accounts	12,329	9,831
Deferred income tax provision	(275)	282
Non-cash lease expense related to right-of-use assets	35,300	35,844
Non-cash share-based compensation	6,515	6,492
Amortization of debt issuance costs and original issue discount	2,214	2,200
Non-cash interest expense	—	6,020
Loss on extinguishment of debt	—	444
(Gain) loss on disposal and sale of assets	(86)	1,519
Change in fair value of 2L Notes	7,740	(8,495)
Change in fair value of warrant liability and contingent common shares liability	(16)	(1,895)
Change in fair value of non-designated derivative instrument	(291)	(67)
Changes in:
Accounts receivable, net	(23,787)	(13,642)
Insurance recovery receivable	(136)	(359)
Prepaid expenses and other current assets	910	3,901
Other non-current assets	(904)	94
Accounts payable	2,559	(1,109)
Accrued expenses and other liabilities	(12,025)	9,015
Operating lease liabilities	(39,563)	(34,694)
Other non-current liabilities	218	73
Net cash used in operating activities	(31,399)	(17,775)

Investing activities:
Purchases of property and equipment	(9,313)	(14,592)
Proceeds from sale of property and equipment	106	91
Proceeds from sale of clinics	479	355
Payment of holdback liabilities related to acquisitions	—	(490)
Net cash used in investing activities	(8,728)	(14,636)

Financing activities:
Proceeds from 2L Notes from related parties	25,000	3,243
Financing transaction costs	—	(6,287)
Deferred financing costs	—	(84)
Proceeds from revolving line of credit	31,153	20,000
Payments on revolving line of credit	(25,323)	(44,750)
Payment of contingent consideration liabilities	(7)	(397)
Taxes paid on behalf of employees for shares withheld	(504)	(71)
Distribution to non-controlling interest holders	(3,534)	(2,652)
Net cash provided by (used in) financing activities	26,785	(30,998)

Changes in cash and cash equivalents:
Net decrease in cash and cash equivalents	(13,342)	(63,409)
Cash and cash equivalents at beginning of period	36,802	83,139
Cash and cash equivalents at end of period	$23,460	$19,730

Supplemental noncash disclosures:
Derivative changes in fair value (1)	$343	$4,349
Purchases of property and equipment in accounts payable	$2,113	$1,644
Exchange of Senior Secured Term Loan for related party 2L Notes	$—	$100,000
Debt discount on Senior Secured Term Loan	$—	$(1,797)
Capital contribution from recognition of delayed draw right asset	$—	$690
Series A Senior Preferred Stock dividends and redemption value adjustments	$18,479	$76,732
Exchange of delayed draw right for related party 2L Notes	$3,450	$—

Other supplemental disclosures:
Cash paid for interest	$42,883	$38,998
Cash received from hedging activities	$399	$5,247
Cash paid for taxes, net of refunds	$23	$1
(1) Derivative changes in fair value related to unrealized loss on cash flow hedges, including the impact of reclassifications.

ATI Physical Therapy, Inc.
Supplemental Tables of Key Performance Metrics

	Financial Metrics ($ in 000's)
	Net Patient Revenue	Other Revenue	Net Revenue	Adjusted EBITDA	Adj EBITDA margin
Q1 2022	$138,925	$14,897	$153,822	$(4,695)	(3.1)%
Q2 2022	$148,506	$14,787	$163,293	$5,436	3.3%
Q3 2022	$142,313	$14,479	$156,792	$(392)	(0.3)%
Q4 2022	$146,196	$15,568	$161,764	$6,363	3.9%
Q1 2023	$150,754	$16,178	$166,932	$4,790	2.9%
Q2 2023	$156,938	$15,399	$172,337	$9,338	5.4%
Q3 2023	$162,258	$15,197	$177,455	$9,429	5.3%
Q4 2023	$166,145	$16,147	$182,292	$12,675	7.0%
Q1 2024	$165,407	$16,065	$181,472	$6,463	3.6%
Q2 2024	$172,755	$15,357	$188,112	$16,579	8.8%
Q3 2024	$174,733	$15,254	$189,987	$12,145	6.4%

	Operational Metrics
	Visits per Day (1)	Clinical FTE (2)	VPD per cFTE (3)	ATI Clinician Headcount (4)	Contractor Headcount (5)	ATI Clinician Headcount
						Adds (6)	Turnover (7)
Q1 2022	21,062	2,466	8.5	2,658	158	25%	23%
Q2 2022	22,403	2,465	9.1	2,647	151	26%	28%
Q3 2022	21,493	2,465	8.7	2,691	151	33%	25%
Q4 2022	22,316	2,476	9.0	2,662	123	19%	26%
Q1 2023	22,701	2,423	9.4	2,629	168	21%	27%
Q2 2023	23,412	2,452	9.5	2,681	185	27%	19%
Q3 2023	23,435	2,524	9.3	2,786	214	35%	20%
Q4 2023	24,238	2,584	9.4	2,759	179	15%	21%
Q1 2024	23,837	2,560	9.3	2,787	206	18%	16%
Q2 2024	24,921	2,589	9.6	2,797	215	20%	21%
Q3 2024	24,860	2,640	9.4	2,869	273	28%	21%

(1)Equals patient visits divided by operating days.
(2)Represents clinical staff hours divided by 8 hours divided by number of paid days.
(3)Equals patient visits divided by operating days divided by clinical full-time equivalent employees.
(4)Represents ATI employee clinician headcount at end of period.
(5)Represents contractor clinician headcount at end of period.
(6)Represents ATI employee clinician headcount new hire adds divided by average headcount, multiplied by 4 to annualize.
(7)Represents ATI employee clinician headcount separations divided by average headcount, multiplied by 4 to annualize.

	Unit Economics: PT Clinics ($ actual)
	Ending Clinic Count	PT Revenue per Clinic (1)	VPD per Clinic (2)	PT Rate per Visit (3)	PT Salaries per Visit (4)	PT Rent and Other per Clinic (5)	PT Provision as % PT Revenue (6)
Q1 2022	922	$151,225	22.9	$103.06	$55.47	$54,472	3.7%
Q2 2022	926	$160,431	24.2	$103.57	$53.64	$53,017	2.4%
Q3 2022	929	$153,410	23.2	$103.46	$56.20	$53,945	2.0%
Q4 2022	923	$157,993	24.1	$103.99	$54.92	$51,252	1.7%
Q1 2023	909	$165,846	25.0	$103.76	$52.98	$56,338	2.7%
Q2 2023	911	$172,207	25.7	$104.74	$54.81	$53,866	1.5%
Q3 2023	900	$179,224	25.9	$109.90	$57.47	$57,012	2.1%
Q4 2023	896	$184,948	27.0	$108.81	$56.56	$57,109	0.9%
Q1 2024	884	$186,409	26.9	$108.42	$56.68	$60,800	3.0%
Q2 2024	878	$196,610	28.4	$108.32	$56.22	$59,232	1.4%
Q3 2024	874	$199,089	28.3	$109.83	$58.29	$60,818	2.8%

(1)Equals Net Patient Revenue divided by average clinics over the quarter.
(2)Equals patient visits divided by operating days divided by average clinics over the quarter.
(3)Equals Net Patient Revenue divided by patient visits.
(4)Equals estimated patient-related portion of Salaries and Related Costs divided by patient visits.
(5)Equals estimated patient-related portion of Rent, Clinic Supplies, Contract Labor and Other divided by average clinics over the quarter.
(6)Equals estimated patient-related portion of Provision for Doubtful Accounts divided by Net Patient Revenue.

	Customer Satisfaction Metrics
	Net Promoter Score (1)	Google Star Rating (2)
Q1 2022	74	4.9
Q2 2022	75	4.9
Q3 2022	76	4.8
Q4 2022	76	4.9
Q1 2023	76	4.8
Q2 2023	74	4.8
Q3 2023	75	4.9
Q4 2023	76	4.9
Q1 2024	74	4.8
Q2 2024	75	4.9
Q3 2024	74	4.9

(1)NPS measures customer experience from ATI patient survey responses. The score is calculated as the percentage of promoters less the percentage of detractors.
(2)A Google Star rating is a five-star rating scale that ranks businesses based on customer reviews. Customers are given the opportunity to leave a business review after interacting with a business, which involves choosing from one star (poor) to five stars (excellent).

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,
	2024	2024	2024
Net loss	$(32,869)	$(2,552)	$(13,523)
Plus (minus):
Net income attributable to non-controlling interests	(945)	(1,183)	(1,128)
Interest expense, net	14,746	14,896	14,483
Income tax benefit	(128)	(13)	(134)
Depreciation and amortization expense	8,535	8,294	8,732
EBITDA	$(10,661)	$19,442	$8,430
Long-lived asset impairment charges (1)	114	260	478
Change in fair value of 2L Notes (2)	18,765	(5,618)	(5,407)
Changes in fair value of warrant liability and contingent common shares liability (3)	235	(148)	(103)
Share-based compensation (4)	2,281	1,972	2,330
Non-ordinary legal and regulatory matters (5)	1,172	1,853	1,178
Transaction costs (6)	228	—	164
Change in fair value of non-designated derivative instrument (7)	203	(143)	(351)
Legal cost insurance reimbursements (8)	(192)	(1,039)	(256)
Adjusted EBITDA	$12,145	$16,579	$6,463
Adjusted EBITDA margin	6.4%	8.8%	3.6%
(1)Represents non-cash charges related to the write-down of long-lived assets.
(2)Represents non-cash amounts related to the change in the estimated fair value of the 2L Notes.
(3)Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(4)Represents charges related to share-based compensation awards, which vary from period to period based on the timing of awards and vesting conditions.
(5)Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint, and SEC matter.
(6)Represents non-capitalizable debt and capital transaction costs.
(7)Represents non-cash amounts related to the change in estimated fair value of derivative not designated in a hedging relationship.
(8)Represents insurance reimbursements for legal costs incurred related to the previously disclosed ATIP stockholder class action complaints and derivative complaint.

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2023	2023	2023	2023
Net loss	$(4,508)	$(14,611)	$(21,749)	$(25,210)
Plus (minus):
Net income attributable to non-controlling interests	(1,115)	(586)	(956)	(1,060)
Interest expense, net	14,943	15,478	16,682	13,936
Income tax expense	2,286	131	89	62
Depreciation and amortization expense	8,915	9,154	9,211	9,564
EBITDA	$20,521	$9,566	$3,277	$(2,708)
Goodwill, intangible and other asset impairment charges (1)	5,591	—	—	—
Change in fair value of 2L Notes (2)	(15,976)	(1,485)	(7,010)	—
Changes in fair value of warrant liability and contingent common shares liability (3)	(457)	(394)	(990)	(511)
Legal cost insurance reimbursements (4)	(3,597)	(4,274)	—	—
Non-ordinary legal and regulatory matters (5)	3,646	3,559	2,001	1,523
Share-based compensation	2,274	2,286	2,755	1,478
Transaction costs (6)	131	215	8,714	5,408
Change in fair value of non-designated derivative instrument	542	(67)	—	—
Pre-opening de novo costs (7)	—	23	147	172
Loss on debt extinguishment (8)	—	—	444	—
Non-recurring labor related credits (9)	—	—	—	(702)
Reorganization and severance costs (10)	—	—	—	130
Adjusted EBITDA	$12,675	$9,429	$9,338	$4,790
Adjusted EBITDA margin	7.0%	5.3%	5.4%	2.9%
(1)Represents non-cash charges related to the write-down of long-lived assets.
(2)Represents non-cash amounts related to the change in the estimated fair value of the 2L Notes.
(3)Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(4)Represents insurance reimbursements for legal costs incurred related to the previously disclosed ATIP stockholder class action complaints and derivative complaint.
(5)Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint, and SEC matter.
(6)Represents non-capitalizable debt and capital transaction costs.
(7)Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(8)Represents charges related to the loss on debt extinguishment recognized as part of the 2023 Debt Restructuring.
(9)Represents realized benefit of labor related credit, that was not previously considered probable and relates to prior years.
(10)Represents severance costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.

ATI Physical Therapy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
($ in thousands)
(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2022	2022	2022	2022
Net loss	$(102,407)	$(116,694)	$(135,723)	$(138,223)
Plus (minus):
Net (income) loss attributable to non-controlling interests	(358)	376	177	473
Interest expense, net	13,463	11,780	11,379	8,656
Income tax benefit	(4,998)	(7,218)	(13,033)	(23,281)
Depreciation and amortization expense	9,979	9,907	10,055	9,900
EBITDA	$(84,321)	$(101,849)	$(127,145)	$(142,475)
Goodwill, intangible and other asset impairment charges (1)	96,038	106,663	127,820	155,741
Goodwill, intangible and other asset impairment charges attributable to non-controlling interests (1)	(364)	(457)	(654)	(940)
Changes in fair value of warrant liability and contingent common shares liability (2)	(10,357)	(7,720)	(2,680)	(26,011)
Loss on debt extinguishment (3)	—	—	—	2,809
Loss on legal settlement (4)	—	—	3,000	—
Share-based compensation	1,544	1,920	2,004	1,964
Non-ordinary legal and regulatory matters (5)	937	772	2,202	2,497
Pre-opening de novo costs (6)	101	224	286	381
Transaction costs (7)	1,093	55	603	1,538
Reorganization and severance costs (8)	1,797	—	—	—
Non-recurring labor related credits (9)	(105)	—	—	—
Gain on sale of Home Health service line, net	—	—	—	(199)
Adjusted EBITDA	$6,363	$(392)	$5,436	$(4,695)
Adjusted EBITDA margin	3.9%	(0.3)%	3.3%	(3.1)%
(1)Represents non-cash charges related to the write-down of goodwill, trade name indefinite-lived intangible and other assets.
(2)Represents non-cash amounts related to the change in the estimated fair value of IPO Warrants, Earnout Shares and Vesting Shares.
(3)Represents charges related to the derecognition of the unamortized deferred financing costs and original issuance discount associated with the full repayment of the 2016 first lien term loan.
(4)Represents charge for net settlement liability related to billing dispute.
(5)Represents non-ordinary course legal costs related to the previously disclosed ATIP stockholder class action complaints, derivative complaint, and SEC matter.
(6)Represents expenses associated with renovation, equipment and marketing costs relating to the start-up and launch of new locations incurred prior to opening.
(7)Represents costs related to the Business Combination with FVAC II and non-capitalizable debt and capital transaction costs.
(8)Represents severance, consulting and other costs related to discrete initiatives focused on reorganization and delayering of the Company’s labor model, management structure and support functions.
(9)Represents realized benefit of labor related credit, that was not previously considered probable and relates to prior years.